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                                                                   EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:     TransTexas Gas Corporation (the "Company")
                Registration Statement on Form S-3

Ladies and Gentlemen:

        We are aware that our reviews dated June 18, 1997 and September 15, 1997 on our review of interim condensed consolidated financial information of the Company for the three month periods ended April 30, 1997 and 1996, and the three and six month periods ended July 31, 1997 and 1996, respectively, which are included in the Company's reports on Form 10-Q for the quarters then ended, are incorporated by reference in Post-Effective Amendment No. 6 to the Company's Registration Statement on Form S-3 (No. 33-91494), filed with the Securities and Exchange Commission on October 15, 1997. Pursuant to Rule 436(c) under the Securities Act of 1933, as amended (the "Act"), these reports should not be a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

                                                COOPERS & LYBRAND, L.L.P.


Houston, Texas
October 15, 1997